CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our report dated February 11, 2005, which is incorporated by reference in this Registration Statement (Form N-1A) of the Potomac Insurance Trust (comprising, the Evolution VP Managed Bond Fund and Evolution VP Managed Equity Fund) to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).

/s/ Ernst & Young LLP

Chicago, Illinois
April 26, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in this Registration Statement (Form N-1A) of the Potomac Insurance Trust (comprising, the VP OTC Plus Fund, VP Dow 30 Plus Fund, VP Small Cap Plus Fund, VP U.S. Plus Fund, VP OTC/Short Fund, VP Small Cap/Short Fund, VP U.S./Short Fund, Dynamic VP HY Bond Fund and VP Money Market Fund) to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 (File No. 333-93813) and this Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09761).

/s/ Ernst & Young LLP

Chicago, Illinois
April 26, 2005